UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of
                        Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 7, 2013, Geraldine Laybourne resigned from the Board of Directors of J. C. Penney Company, Inc. (the “Company”) to dedicate greater time to her new corporate venture, KANDU.  Ms. Laybourne’s decision was not the result of any disagreement with the Company or the Board of Directors.

(d)           The Board of Directors of the Company has elected Stephen Sadove as a member of the Board of Directors, effective upon his resignation from the Board of Directors of Saks Incorporated.  There are no arrangements or understandings between Mr. Sadove and any other person pursuant to which he was elected as a director.  The committees of the Board on which Mr. Sadove will serve have not yet been determined.

In connection with his election to the Board, and pursuant to the terms of the Company’s 2012 Long-Term Incentive Plan, Mr. Sadove will be granted an award of restricted stock units that represents a pro-rata amount of the current annual equity award to non-associate directors based on the effective date of Mr. Sadove’s election.

A copy of the press release announcing the above changes to the Board of Directors is filed with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 99.1 J. C. Penney Company, Inc. News Release issued October 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  October 9, 2013

EXHIBIT INDEX

Exhibit Number                           Description

99.1                                 J. C. Penney Company, Inc. News Release issued October 9, 2013